-1-

                                          Exhibit (e) under Form N1-A
                                                   Exhibit 10 Under Item
                                601/Reg S-K

                               Amendment #2

                               to Exhibit B
                                    to
             Administrative Support and Distributor's Contract


                              Hibernia Funds
                    Hibernia Capital Appreciation Fund
                              Class A Shares
                        Hibernia Cash Reserves Fund
                              Class A Shares
                 Hibernia Louisiana Municipal Income Fund
                              Class A Shares
                       Hibernia Mid-Cap Equity Fund
                              Class A Shares
                        Hibernia Total Return Fund
                   Hibernia U.S. Government Income Fund
                 Hibernia U.S. Treasury Money Market Fund

In compensation for the services provided pursuant to this Agreement, FSC will be paid a monthly fee computed at an annual rate of 0.25 of 1% of the average aggregate net asset value of the above-named fund or class held during the month.


                    Hibernia Capital Appreciation Fund
                              Class B Shares
                        Hibernia Cash Reserve Fund
                              Class B Shares
                 Hibernia Louisiana Municipal Income Fund
                              Class B Shares
                       Hibernia Mid-Cap Equity Fund
                              Class B Shares

In compensation for the services provided pursuant to this Agreement, FSC will be paid a monthly fee computed at an annual rate of 0.75 of 1% of the average aggregate net asset value of the above-named class of shares held during the month.

Dated:  September 10, 2001